Exhibit 3.8

(Requestor's Name) (Address) (Address) (City/State/Zip/Phone #) PICK - UP Certified Copies WAIT (Business Entity Name) (Document Number) Certificates of Status Special Instructions to Filing Officer: . H O R NE Office Use OnIy MAIL 400457709364

COGENC¥GLOBAL Account#: l20000000088 If there are any issues please contact Cheyanne at 850 - 202 - 1882 D ate: 09/08/2025 N am e: Delijah Showers Reference #: 2892463 Entity Name: FUTURE FINTECH GROUP INC. Articles of Incorporation/Authorization to Transact Business 7 Amendment Change of Agent Reinstatement Conversion Merger Dissolution/Withdrawal Fictitious Name Other I15 N CALHOUN SI., STE. 4 TALLAHASSEE, FL 3230l P: 866.625.0838 F: 866.625.0839 COGENCYGLOBAL.COM Authorized Amount: Signature COG CNCY GLOBAL IDC. 10 E TO'* SI, 10"' E - I NO. NO 100I6 D' • L2t2.9d 7.7 200 P: 800.22I.OI07 fi: 600.94 4.6607 $35 a'$ggop g gq COGChICY GLOBAL fUEJ LIMIT EO REciST R a8OtOn* 6 rLOY0 S AVE. U> II <CL LONDON £C 3"4 3AX - 44 t0)20.3NI.3080 COCE CY GLOSAL ‹H<› LiMIT ED A •J uc *:ouG rim I ED COy o Aas U>IT B. 1/F. LIISO LC ICH TON I OWE P TO3 L£IGH TON P0. CAUSE WA? 8AY HORJC LOKG P: • 852.2687.9633 F: • 852.2682.9 790

D ate 09/08/2025 N ame Delijah Showers Reference #: 2892463 Entity Name: FUTURE FINTECH GROUP INC. Articles of Incorporation/Authorization to Transact Business 7 Amendment Change of Agent @ Reinstatement Conversion Merger Dissolution/Withdrawal Fictitious Name Other i i5 N CALHOUN ST., StE. d TALLAHASSEE,FL 32301 P: 866.625.0838 F: 866.62x0839 COGENCYGLOBAL.COM Account#: 120000000088 If there are any issues please contact Cheyanne at 850 - 202 - 1882 Authorized Amount: 035 ¡' CO 9PO ftAT G T - IQ COCENCY GLOBAL INC. 10 E d0'* ST. ï0"’ F - L nY, Uy o0 6 D - •I.71y.94 7.7200 ï’EUROPWN HQ COCENCY GLOBAL (UK) LÍMIT LO 9rcts TgPA D ir• ETchuD s w^LE s REG15TR * 60107I? ó LLOYDS AVE, UNIT 4Cf LONOON EC3N 3A.X •4'4 (0'I20.396T. àO8O »' AS iv PACi FIC HQ COGE CY CLOBAL tHKJ LiMi t CD A ROIG •:O ƒ G H¥iT ED C2MgAIW UNi \ 8. /r. L‹PPO L E lcH fOt'J iOWt R l0 3 LEIGH TON 9D. CA USE W#Y BAY HOtJG KONG

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: FUTURE FINTECH GROUP INC.

DOCUMENT NUMBER: P98000058441

The enclosed *Articles of Amendment* and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Hu Li
Name of Contact Person

Future FinTech Group Inc.
Firm/ Company

Address

City/ State and Zip Code

leehoo@ftft.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

__________________ at (______) __________________
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☐ $35 Filing Fee

☐ $43.75 Filing Fee & Certificate of Status

☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)

☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

Articles of Amendment
to
Articles of Incorporation
of

FUTURE FINTECH GROUP INC.

2025 SEP -8 PM 2:55

(Name of Corporation as currently filed with the Florida Dept. of State)

P98000058441

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

____ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

02 B-03A, 23/F, Sino Plaza, 255-257 Gloucester Road
Causeway Bay, Hong Kong

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ____

____
(Florida street address)

New Registered Office Address: ______________________________, Florida ____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

I I amending ihc Ł7fficers und/ur Lłirectors. enter the iiilг and nønte uf euch ufficer/direrlor being run n› ed and tiNг, n•me. «nd address of cach Ufficer and/‹›r Director hcinp added: t. I/rr/c'/t rTr/‹///iuzTo/ o ƒ /tcer. \ . ///t’c‹•.r.r‹/mÿ X Changc Togo of \ cüon (Cñ<rkOoc) 11 Ch. g< wer 6A, Jianguomenwai Avenue X 51 Changc PT John hoc 1' ñliLc îoncs ‘l'iilc CBD C&O CFO&D Fuyou Li Ying Li David Xu Ting Ouyang wer 6A. Jianguomenwai Avenue ’laza. 255 - 257 Gloucester Road Hong Kong 02 B - 03A, 23/F, Sino Plaza, 255 Hong Kong

I'?. If a mending or oddinp additional .Sr ticIcs, enter changess here: At the special meeting of stockholders Future FinTech Group Inc., a Florida corporation (the "Company") held on Septembef 2, 2025 (the “Special Meeting’), the stockholders of the Company approved certain amendments to Company ’ s Amended and Restated Articles of Incorporation (the “Sharelncrease Amendment ” ) to increase the authorized shares of the Company ‘ s common stock par value S0.00 1 per (the “Common Stock " ), from 6.000,000 shares to 600,000.000 shares. F. TF an amend menI prn vide* for an excho note, rcclassific a tion, or cancellolion of issued Shares, proi isivns for implement ink rhe arfiend ment if not contu inyd in the a men dnienl iiselI:

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date **<u>if applicable</u>**: ______________________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(<u>CHECK ONE</u>)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________________."

(voting group)

Dated September 5, 2025

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Hu Li

(Typed or printed name of person signing)

CEO

(Title of person signing)